UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2018
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Cimpress N.V.
(Exact Name of Registrant as Specified in Its Charter)
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The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hudsonweg 8
Venlo	5928 LW
The Netherlands	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: 31-77-850-7700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12.b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement

Amendment No. 1 to Credit Agreement

On June 14, 2018, Cimpress N.V. (“we,” “us,” or “Cimpress”) entered into Amendment No. 1 among Cimpress and four of its subsidiaries, Vistaprint Limited, Cimpress Schweiz GmbH, Vistaprint B.V., and Cimpress USA Incorporated, as borrowers (collectively, the “Borrowers”); the lenders named therein as lenders (the “Lenders”); and JPMorgan Chase Bank N.A., as administrative agent for the Lenders (the “Administrative Agent”) (the “Amendment”), which amends the senior Credit Agreement dated as of October 21, 2011, as amended and restated as of February 8, 2013, and as further amended and restated as of July 13, 2017, among the Borrowers, the lenders named therein as lenders, and the Administrative Agent (the "Credit Agreement").

The Amendment makes the following changes to the Credit Agreement:

•
The Amendment increases the Lenders’ aggregate revolving loan commitments under the Credit Agreement from $745,000,000 to $839,421,879. Except as noted below, there is no change to the term loans under the Credit Agreement, of which $288,750,000 remained outstanding as of March 31, 2018.

•	The Amendment extends the maturity date of all loans under the Credit Agreement to June 14, 2023.

•
The Amendment lowers the interest rate at which LIBOR borrowings bear interest from LIBOR plus 1.50% to 2.25% to LIBOR plus 1.375% to 2.0%, depending on our leverage ratio, which is the ratio of our consolidated total indebtedness to our consolidated trailing twelve-month earnings before interest, taxes, depreciation and amortization (EBITDA).

•
The Amendment increases our maximum leverage ratio from 4.50 to 4.75 and provides that we may, on no more than three occasions during the term of the Credit Agreement, increase our leverage ratio to up to 5.00 (previously 4.75 before the Amendment) for up to four consecutive fiscal quarters after a corporate acquisition that meets certain criteria.

•	The Amendment decreases the maximum commitment fee we must pay on unused balances from 0.40% to 0.35% depending on our leverage ratio.

We may from time to time, so long as no default or event of default has occurred and is continuing, increase the loan commitments under the Credit Agreement by up to $250 million (and amounts above $250 million based upon meeting certain criteria) by adding new commitments or increasing the commitment of willing Lenders.

The Amendment is filed as Exhibit 10.1 to this report. The above description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is incorporated herein by reference.

Senior Notes Indenture

On June 15, 2018, Cimpress completed its previously announced offering of $400.0 million in aggregate principal amount of 7.0% senior notes due 2026 (the “Notes”). The Notes were issued pursuant to a senior notes indenture (the “Indenture”) dated as of June 15, 2018, between Cimpress, the guarantors named on the signature pages thereto, and MUFG Union Bank, N.A., as trustee, and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States under Regulation S under the Securities Act.

The Notes bear interest at a rate of 7.0% per annum and mature on June 15, 2026. Interest on the Notes will be payable semi-annually on June 15 and December 15 of each year, commencing on December 15, 2018, to the holders of record of such Notes at the close of business on June 1 or December 1, respectively, preceding such interest payment date.

The Indenture contains various covenants, including covenants that, subject to certain exceptions, limit our and our restricted subsidiaries’ ability to: incur and/or guarantee additional debt; pay dividends, repurchase shares or make certain other restricted payments; enter into agreements limiting dividends and certain other restricted payments; prepay, redeem or repurchase subordinated debt; grant liens on assets; merge, consolidate or transfer or dispose of substantially all of our consolidated assets; sell, transfer or otherwise dispose of property and assets; and engage in transactions with affiliates.

At any time prior to June 15, 2021, Cimpress may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount redeemed, plus a make-whole amount as set forth in the Indenture, plus, in each case, accrued and unpaid interest to, but not including, the redemption date. In addition, at any time prior to June 15, 2021, Cimpress may redeem up to 40% of the aggregate outstanding principal amount of the Notes at a redemption price equal to 107.0% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the redemption date, with the net proceeds of certain equity offerings by Cimpress. At any time on or after June 15, 2021, Cimpress may redeem some or all of the Notes at the redemption prices specified in the Indenture, plus accrued and unpaid interest to, but not including, the redemption date.

Subject to certain exceptions, upon the occurrence of a Change of Control (as defined in the Indenture), Cimpress will be required to make an offer to purchase the Notes at a price in cash equal to 101% of the principal amount of the Notes tendered, plus accrued and unpaid interest to, but not including, the date of purchase.

The Indenture, including the form of the Notes, is filed as Exhibit 4.1 to this report. The above description does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and form of Notes, which are incorporated herein by reference.

The Notes have not been registered under the Securities Act, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This report does not constitute an offer to sell or the solicitation of an offer to buy any Notes, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Cimpress used a portion of the net proceeds of this offering to fund the redemption of all of its existing senior notes due 2022 and the satisfaction and discharge of the indenture governing the existing senior notes, and intends to use the remaining portion of the net proceeds to repay indebtedness outstanding under its revolving credit facility and fund the payment of all related fees and expenses.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in "Senior Notes Indenture" under Item 1.01 of this report, including Exhibit 4.1 hereto, is incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits

Exhibit No.	Description

4.1	Senior Notes Indenture (including form of Notes), dated as of June 15, 2018, between Cimpress N.V., certain subsidiaries of Cimpress N.V. as guarantors thereto, and MUFG Union Bank, N.A., as trustee

10.1
Amendment No. 1, dated as of June 14, 2018, among Cimpress N.V., Vistaprint Limited, Cimpress Schweiz GmbH, Vistaprint B.V., and Cimpress USA Incorporated, as borrowers (the “Borrowers”); the lenders named therein as lenders; and JPMorgan Chase Bank N.A., as administrative agent for the lenders (the “Administrative Agent”), to the senior Credit Agreement dated as of October 21, 2011, as amended and restated as of February 8, 2013, and as further amended and restated as of July 13, 2017, among the Borrowers, the lenders named therein, and the Administrative Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 18, 2018        Cimpress N.V.

By:	/s/ Sean E. Quinn
Sean E. Quinn
Executive Vice President and Chief Financial Officer